UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2026
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27713
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background

Fortrea Holdings Inc. (the “Company”) has appointed Jason Knoblauch as the Company’s Chief Financial Officer, effective July 6, 2026 (the “Transition Date”). He will succeed Jill McConnell, who is stepping down as Chief Financial Officer on the Transition Date but intends to remain employed with the Company for a transition period.

Appointment of Chief Financial Officer

The Company’s Board of Directors (the “Board”) has appointed Jason F. Knoblauch, 45, as CFO and principal financial officer, effective as of the Transition Date. There are no arrangements or understandings between Mr. Knoblauch and any other persons, pursuant to which Mr. Knoblauch was appointed as CFO and principal financial officer, no family relationships among any of the Company’s directors or executive officers and Mr. Knoblauch and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical Information

Mr. Knoblauch has over 20 years of experience in finance, capital markets, and strategic operations across the life sciences, clinical research, and professional services industries. From August 2023 to June 2026, Mr. Knoblauch served in multiple roles at Clario, a leading provider of digital endpoint data solutions, including as Executive Vice President and Chief Financial Officer. Prior to Clario, Mr. Knoblauch served as Senior Vice President and Chief Financial Officer of Curia (formerly Albany Molecular Research, Inc.), a global contract research, development and manufacturing organization, from April 2020 to August 2023. From April 2013 to March 2020, Mr. Knoblauch served in a variety of finance roles of increasing responsibility at Pharmaceutical Product Development (“PPD”), including Senior Vice President, Business and Commercial Finance, Interim Chief Financial Officer, and Head of Corporate Finance/FP&A. Earlier in his career, Mr. Knoblauch worked in transaction advisory services at PricewaterhouseCoopers from 2006 to 2013, and began his career in audit at Ernst & Young from 2003 to 2006. Mr. Knoblauch is a member of the Board of Directors of Surgical Information Systems, a provider of software solutions and services for ambulatory surgery centers. Mr. Knoblauch earned a Master of Science in Accounting from the University of Virginia and a Bachelor of Science in Business Administration in Finance and Economics from Creighton University.

Offer Letter

On June 22, 2026 and in connection with the appointment of Mr. Knoblauch as CFO, the Company entered into an offer letter with Mr. Knoblauch setting forth the terms and conditions of his employment (the “Offer Letter”).

Pursuant to the terms of the Offer Letter, Mr. Knoblauch will be entitled to receive (a) an annual base salary of $570,000, less applicable withholdings and other payroll deductions, and (b) a target annual bonus of 85% of the base salary (the “Target Bonus”), which may be earned based on the achievement of short-term corporate and individual performance goals established by the Company’s Management Development and Compensation Committee (the “MDCC”) in accordance with the Company’s 2023 Omnibus Incentive Plan (the “Incentive Plan”), subject to his continued employment with the Company through the date of payment and the terms and conditions of the Incentive Plan. For the calendar year 2026, Mr. Knoblauch’s Target Bonus will be prorated. In addition, as an inducement to Mr. Knoblauch’s employment and to compensate for forfeited compensation from his prior employer, the Company will pay a cash inducement award of $1,250,000, payable $500,000 upon commencement of employment and $750,000 following one year of service, as well as grant the RSUs discussed below.

As a material inducement to Mr. Knoblauch’s employment and in accordance with Nasdaq Listing Rule 5635(c)(4), the MDCC approved employment inducement award grants to Mr. Knoblauch to be made under the terms of the Company’s Inducement Award Plan (and outside of the Incentive Plan) to be made during the Company’s next inducement award cycle, anticipated to be in September 2026. The composition of these awards is designed to include a significant amount of performance-based awards in order to directly tie a significant portion of Mr. Knoblauch’s compensation package to building stockholder value, with 42.5% of the at-target value to be in the form of performance stock units (“PSUs”) and the remaining 57.5% in the form of time-based restricted stock units (“RSUs”). The awards consist of (i) RSUs with an aggregate grant date fair value of approximately $2,300,000, which vest in three equal annual installments from the Transition Date, and (ii) PSUs with an aggregate grant date fair value of approximately $1,700,000, which vest, if at all, at the end of a three-year vesting period and are contingent upon achieving certain performance goals using a formula that is generally consistent with the formula used for PSU grants to other Company employees, as determined by the Board. The number of shares underlying these RSUs and PSUs is capped at an aggregate of 400,000 shares. In each case, vesting of the PSAs and RSUs is subject to Mr. Knoblauch’s continuous employment through the applicable vesting date or earlier vesting due to a change of control and certain termination events to be set out in the form of award agreement. The aggregate grant date fair value of the RSUs and PSAs will be determined using the average closing price of the Company’s common stock over the thirty (30) trading days immediately preceding the Transition Date, subject to the minimum and maximum share amounts described above. The Offer Letter provides that Mr. Knoblauch’s future long-term incentive equity grants, which will be subject to the Incentive Plan, will take the form of 50% RSUs and 50% PSAs. The first annual grant to Mr. Knoblauch will not be made until the 2028 grant cycle and will have an aggregate grant date fair market value of $2,000,000, and subsequent annual grants will have a target aggregate grant date fair value that will place Mr. Knoblauch at least at the 25th percentile of the Company’s peer group.

Mr. Knoblauch is also eligible to participate in the Company’s standard employee benefit plans. The Offer Letter further provides that Mr. Knoblauch will be eligible for severance benefits under the Fortrea Inc. Master Senior Executive Severance Plan (the “Severance Plan”). Equity awards are subject to the terms of the Incentive plan, including double-trigger vesting upon a change in control, with certain additional protections applicable to the PSUs, such that one-third of the PSUs referenced above will vest if a change in control occurs within one year of the Transition Date. The Company has also agreed to indemnify and hold harmless Mr. Knoblauch for certain costs related to claims if brought by his prior employer.

The foregoing description of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Departure of Chief Financial Officer

Effective as of the Transition Date, Ms. McConnell will step down as the Company’s CFO. Ms. McConnell’s stepping down as CFO is not the result of any disagreement between Ms. McConnell and the Company on any matter relating to the Company’s financial reporting, internal controls, or auditing.

Item 7.01 Regulation FD Disclosure.

On June 26, 2026, the Company issued a press release announcing the Company’s Chief Financial Officer transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Item 7.01 by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company dated June 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.
By:	/s/ Agnieszka M. Gallagher
Name: Agnieszka M. Gallagher
Title: General Counsel and Secretary

Date: June 26, 2026